COLUMBIA ETF TRUST I

AMENDMENT NO. 8 TO THE

AMENDED AND RESTATED DECLARATION OF TRUST

WHEREAS, Section 6 of Article III of the Amended and Restated Declaration of Trust (the “Declaration of Trust”) of Columbia ETF Trust I (the “Trust”), dated April 15, 2016, as amended from time to time, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia ETF Trust I, do hereby certify that we have authorized the renaming of Columbia Sustainable International Equity Income ETF to Columbia International ESG Equity Income ETF and Columbia Sustainable U.S. Equity Income ETF to Columbia U.S. ESG Equity Income ETF and have authorized the following amendment to said Declaration of Trust:

Section 6 of Article III is hereby amended to read as follows:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Diversified Fixed Income Allocation ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced Value ETF

Columbia Seligman Semiconductor and Technology ETF

Columbia Short Duration Bond ETF

Columbia International ESG Equity Income ETF

Columbia U.S. ESG Equity Income ETF

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of October 14, 2022.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 8 to the Declaration of Trust on September 9, 2022.

/s/ George S. Batejan George S. Batejan	/s/ Brian J. Gallagher Brian J. Gallagher

/s/ Kathleen A. Blatz Kathleen A. Blatz /s/ Daniel J. Beckman	/s/ Douglas A. Hacker Douglas A. Hacker /s/ Nancy T. Lukitsh
Daniel J. Beckman /s/ Pamela G. Carlton	Nancy T. Lukitsh /s/ David M. Moffett
Pamela G. Carlton	David M. Moffett

/s/ Janet Langford Carrig Janet Langford Carrig	/s/ Catherine James Paglia Catherine James Paglia

/s/ J. Kevin Connaughton J. Kevin Connaughton	/s/ Minor M. Shaw Minor M. Shaw

/s/ Olive M. Darragh Olive M. Darragh /s/ Patricia M. Flynn	/s/ Natalie A. Trunow Natalie A. Trunow /s/ Sandra L. Yeager
Patricia M. Flynn	Sandra L. Yeager

Registered Agent:	Corporation Service Company 84 State Street Boston, MA 02109